SNET EXECUTIVE NON-QUALIFIED PENSION PLAN
                   AND EXCESS BENEFIT PLAN



Effective February 8, 1995
Section 3, Paragraph (a)ii, Adjusted Career Income: To delete the limit of 50% of the annual basic pay on the amount of an executive's short term incentive award included in the adjusted career income formula under the Plan.